                                                                    EXHIBIT 23.1



                        CONSENT OF DELOITTE & TOUCHE LLP



Globalstar, L.P. and Globalstar Capital Corporation



     We consent to the use in Amendment No. 1 to Registration Statement No. 333-25461 of Globalstar, L.P. and Globalstar Capital Corporation of our reports dated February 24, 1997 on the consolidated financial statements of Globalstar, L.P. and the balance sheets of Globalstar Capital Corporation as of December 31, 1996 and 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                          Deloitte & Touche LLP



San Jose, California


May 19, 1997